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                                                              EXHIBIT M(I)(3)(i)

                              AMENDED AND RESTATED

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1

                               FOR CLASS A SHARES

                              OF ECLIPSE FUNDS INC.

                                   SCHEDULE A

                             (as of January 1, 2006)

                               All Cap Growth Fund

                               All Cap Value Fund

                               Income Manager Fund

                               Cash Reserves Fund

                          Conservative Allocation Fund

                               Floating Rate Fund

                             Growth Allocation Fund

                                Indexed Bond Fund

                               S&P 500 Index Fund

                           Intermediate Term Bond Fund

                            Moderate Allocation Fund

                         Moderate Growth Allocation Fund

                              Short Term Bond Fund

                           Large Cap Opportunity Fund

                               Growth Equity Fund